As filed with the Securities and Exchange Commission on September 5, 2023
Registration No. 333-205477
Registration No. 333-217872
Registration No. 333-223802
Registration No. 333-229215
Registration No. 333-231211
Registration No. 333-236849
Registration No. 333-236850
Registration No. 333-241109
Registration No. 333-249865
Registration No. 333-253879
Registration No. 333-256833
Registration No. 333-260883
Registration No. 333-263231
Registration No. 333-263545
Registration No. 333-264088
Registration No. 333-270177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-205477
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-217872
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-223802
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-229215
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-231211
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-236849
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-236850
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-241109
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-249865
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-253879
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-256833
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-260883
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-263231
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-263545
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-264088
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-270177
UNDER
THE SECURITIES ACT OF 1933

Conformis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	56-2463152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(781) 345-9001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

restor3d, Inc.
Attn: Corporate Secretary
311 W. Corporation St.
Durham, NC 27701
(984) 888-0593
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William J. Zawrotny
Jones Day
1221 Peachtree Street N.E., Suite 400
Atlanta, GA 30361
(404) 521-3939

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment filed by Conformis, Inc. (the “Company”), deregisters all securities that remain unsold under the following registration statements on Form S-8 (the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-205477, registering 7,826,820 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”);

•	Registration Statement No. 333-217872, registering 1,301,986 shares of Common Stock;

•	Registration Statement No. 333-223802, registering 1,365,856 shares of Common Stock;

•	Registration Statement No. 333-229215, registering 1,958,726 shares of Common Stock;

•	Registration Statement No. 333-231211, registering 3,000,000 shares of Common Stock;

•	Registration Statement No. 333-236849, registering 2,112,822 shares of Common Stock;

•	Registration Statement No. 333-236850, registering 378,017 shares of Common Stock;

•	Registration Statement No. 333-241109, registering 200,000 shares of Common Stock;

•	Registration Statement No. 333-249865, registering 75,000 shares of Common Stock;

•	Registration Statement No. 333-253879, registering 2,866,390 shares of Common Stock;

•	Registration Statement No. 333-256833, registering 6,000,000 shares of Common Stock;

•	Registration Statement No. 333-260883, registering 150,000 shares of Common Stock;

•	Registration Statement No. 333-263231, registering 3,000,000 shares of Common Stock;

•	Registration Statement No. 333-263545, registering 900,000 shares of Common Stock;

•	Registration Statement No. 333-264088, registering 850,000 shares of Common Stock; and

•	Registration Statement No. 333-270177, registering 120,000 shares of Common Stock.

On September 5, 2023 (the “Effective Time”), the Company completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 22, 2023, with restor3d, Inc. (“restor3d”) and Cona Merger Sub Inc., a wholly owned subsidiary of restor3d (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of restor3d (the “Merger”). Upon consummation of the Merger, at the Effective Time, each outstanding share of Common Stock of the Company (other than shares owned by the Company, restor3d or Merger Sub (which shares were canceled) and shares with respect to which appraisal rights were property exercised and not withdrawn under Delaware law) was automatically converted into the right to receive $2.27 in cash, without interest. In connection with the completion of the Merger and related transactions contemplated by the Merger Agreement, the offerings pursuant to the above-referenced Registration Statements have been terminated.

In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any and all securities that had been registered for issuance but remain unsold at the termination of the offerings, this post-effective amendment removes from registration any and all securities that were registered under the Registration Statements and remain unsold at the termination of the offerings. Each of the Registration Statements is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durham, State of North Carolina, on September 5, 2023.

CONFORMIS, INC.

By:	/s/ J. Kurt Jacobus
Name:	J. Kurt Jacobus
Title:	President

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933.